Exhibit 99.1

Investor Contact:	Lawrence E. Hyatt
(615) 235-4432

Media Contact:	Julie K. Davis
(615) 443-9266

CRACKER BARREL REPORTS FOURTH QUARTER AND FULL YEAR FISCAL 2012 RESULTS

AND PROVIDES GUIDANCE FOR FISCAL 2013

Comparable Store Traffic and Comparable Restaurant and Retail Sales Were Positive for Every Month in Quarter

Board Increases Dividend; Renews and Increases Share Repurchase Authorization

LEBANON, Tenn. – September 19, 2012 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the fourth quarter and for the fiscal year ending August 3, 2012. The Company also provided guidance for its 2013 fiscal year and first quarter:

Fourth Quarter Fiscal 2012 Highlights

•	Compared to the prior year fourth quarter, comparable store traffic increased 1.4%; comparable store restaurant sales increased 3.8%; and comparable store retail sales increased 3.1%.

•	These trends remained positive throughout the quarter with July showing the largest gains for comparable traffic and restaurant sales.

•

On a GAAP basis, earnings per diluted share were $1.47, compared to $0.75 in the prior year quarter. Adjusted for the impact of the extra week in the current year and certain charges in the current and prior year, adjusted earnings per diluted share were $1.20, an 18.8% increase over adjusted earnings per diluted share of $1.01 in the prior year quarter. (See non-GAAP reconciliation below.)

Full Year Fiscal 2012 Highlights

•

On a GAAP basis, earnings per diluted share were $4.40 compared to $3.61 in the prior year. Adjusted for the impact of the extra week in the current year and certain charges in the current and prior year, adjusted earnings per diluted share were $4.34, a 13.9% increase over adjusted earnings per diluted share of $3.81 in the prior year.

•	Operating income increased to 7.4% of total revenue compared with 6.9% in fiscal 2011.

•	The Company reduced debt by $25.1 million, repurchased $14.9 million of common stock, paid $22.4 million in dividends, and increased its cash balance by $99.7 million.

Dividend Increase and Share Repurchase Authorization

•

Quarterly dividend increased to $0.50 per share, a 25% increase over the last quarterly dividend of $0.40 and a 100% increase over the quarterly dividend declared in the first quarter of fiscal 2012 of $0.25.

•

Board authorized the Company to repurchase up to $100 million of its outstanding common stock. The Company may repurchase stock from time to time under this authorization depending on market conditions.

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Cracker Barrel Reports Fourth Quarter Results

September 19, 2012

Fourth-Quarter Fiscal 2012 Results

Revenue

Comparable store restaurant traffic, average check and comparable store restaurant and retail sales for the fiscal months of May, June and July and the fourth quarter were as follows:

	May	June	July	Fourth Quarter
Comparable restaurant traffic	0.3%	0.5%	2.8%	1.4%
Average check	2.1%	2.2%	2.6%	2.4%
Comparable restaurant sales	2.4%	2.7%	5.4%	3.8%
Comparable retail sales	3.3%	2.6%	3.3%	3.1%

Fiscal July was a six-week month. For the purposes of calculating comparable store traffic, check and sales, the sixth week of the month is compared to the comparable week in the 2012 fiscal year.

Operating Income

Operating income in the fourth quarter was $59.9 million, or 8.6% of total revenue, compared with 6.2% in the prior year quarter. Adjusted for the impact of the extra week, fourth quarter operating income was 7.7% of total revenue, compared with adjusted operating income in the prior year quarter of 6.7% of total revenue. This one hundred basis point improvement in adjusted operating income margin in the quarter was due primarily to management’s continued focus on lowering cost of goods sold and other store operating expenses as a percent of revenues.

Fiscal 2012 Results

Total revenue for fiscal 2012 was $2.58 billion. Adjusted for the 53rd week, total revenue increased 3.9% compared to the prior fiscal year. Full year comparable store restaurant sales increased 2.2% on approximately flat traffic. Comparable store retail sales increased 1.6%, and total retail sales were 20.4% of total revenue, compared to 20.6% in the prior fiscal year.

Operating income for fiscal 2012 was $191.0 million, or 7.4% of sales, compared to $167.2 million, or 6.9% of sales, in the prior year. Adjusted for the impact of the 53rd week, severance charges and proxy contest expenses, operating income for the year was $188.1 million, or 7.4% of sales. In comparison, adjusted operating income in the prior fiscal year was $168.5 million, or 6.9% of sales.

Net income was $103.1 million, or $4.40 per diluted share, compared to $85.2 million, or $3.61 per diluted share. Adjusted for the impact of the 53rd week and charges related to severance expenses and the proxy contest, net income was $101.6 million, or $4.34 per diluted share, compared to adjusted net income of $90.0 million, or $3.81 per diluted share, representing a year-over-year increase in adjusted EPS of 13.9%.

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Cracker Barrel Reports Fourth Quarter Results

September 19, 2012

Net cash flow provided by operating activities was $219.8 million, compared with $138.2 million in the prior fiscal year. During fiscal 2012, capital expenditures were $80.2 million, and the Company repurchased 265,538 shares of stock for a total of $14.9 million, paid down $25.1 million of debt, and paid $22.4 million in dividends.

Commenting on the fourth quarter and full fiscal year results, Cracker Barrel President and Chief Executive Officer Sandra B. Cochran said, “The strong results of the quarter reflect the consistent focus and execution by our management team and employees on our strategic plan. Despite an uncertain economic backdrop, over the course of the year we continued to make tangible, measurable improvement on the six business priorities that we initiated in the first quarter. Broad-based enhancements to our core business generated increases in revenue and earnings per share. Specifically in the fourth quarter, we believe our national advertising, menu development, and strong execution from the operations team worked together to drive our third consecutive quarter of positive traffic, sales and profit.”

Fiscal 2013 Outlook

For fiscal 2013, the Company expects total revenue of between $2.6 billion and $2.65 billion and earnings per diluted share of between $4.50 and $4.70. The increased revenue projection for fiscal 2013 reflects the expected opening of 12 new Cracker Barrel stores and projected increases in comparable store restaurant and retail sales in a range of 2.0% to 3.0%. Despite expectations for increases in food commodity costs of between 5.0% and 6.0% for the year, the Company projects an operating income margin of between 7.3% and 7.5% of revenues. The Company expects depreciation expense of between $66 million and $68 million, net interest expense of between $36 million and $38 million, and an effective tax rate of between 32% and 33%. The Company expects capital expenditures during fiscal 2013 to be between $90 million and $100 million.

The Company expects to report earnings per diluted share for the first quarter of 2013 of between $1.00 and $1.05. As previously disclosed, results for the first quarter of 2012 included the benefit of a litigation settlement and an actuarial adjustment to workers compensation reserves. The Company also noted that its guidance does not include expenses related to a potential proxy contest at its annual shareholders’ meeting on November 15, 2012 or severance or other charges related to any organizational changes. The Company reminds investors that its outlook for fiscal 2013 reflects a number of assumptions, many of which are outside the Company’s control.

Dividend Increase and Share Repurchase Authorization

The Board of Directors recently increased the quarterly dividend to $0.50 per share on the Company’s common stock, payable on November 5, 2012 to shareholders of record as of October 19, 2012. This represents a 25% increase over the Company’s last quarterly dividend of $0.40 and a doubling of the quarterly dividend of $0.25

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Cracker Barrel Reports Fourth Quarter Results

September 19, 2012

declared in the first fiscal quarter of 2012. In addition, the Board approved a new share repurchase program for up to $100 million of the Company’s outstanding common stock. The share repurchase authorization, which is effective immediately and replaces the prior, recently expired authorization, permits the Company to effect repurchases from time to time through a combination of open market repurchases, privately negotiated transactions, accelerated share repurchase transactions, and/or other derivative transactions.

Fiscal 2012 Fourth-Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public on-line at investor.crackerbarrel.com today beginning at 11:00 a.m. (ET). The on-line replay will be available at 2:00 p.m. (ET) and continue through October 3, 2012.

About Cracker Barrel

Cracker Barrel Old Country Store restaurants provide a friendly home-away-from-home in its old country stores and restaurants. Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price. The restaurants serve up delicious, home-style country food, such as meatloaf and homemade chicken n’ dumplins, as well as our signature biscuits using an old family recipe. The authentic old country retail store is fun to shop and offers unique gifts and self-indulgences.

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) was established in 1969 in Lebanon, Tenn. and operates 620 Company-owned locations in 42 states. Every Cracker Barrel unit is open seven days a week with hours Sunday through Thursday, 6 a.m. – 10 p.m., and Friday and Saturday, 6 a.m. - 11 p.m. For more information, visit: crackerbarrel.com.

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for FY 2012 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “opportunity,” “future,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “regular,” “should,” “projects,” “forecasts,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect

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Cracker Barrel Reports Fourth Quarter Results

September 19, 2012

actual results include, but are not limited to: the effects of uncertain consumer confidence, higher costs for energy, general or regional economic weakness, weather on sales and customer travel, discretionary income or personal expenditure activity of our customers; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees in an escalating wage environment; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers’ compensation, group health and utility price changes; consumer behavior based on negative publicity or concerns over nutritional or safety aspects of our food or products or those of the restaurant industry in general, including concerns about pandemics, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our substantial indebtedness and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; our ability to retain key personnel; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to our restaurant or retail supply chain; changes in foreign exchange rates affecting our future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America (“GAAP”); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports Fourth Quarter Results

September 19, 2012

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	Fourth Quarter Ended			Twelve Months Ended
	8/3/12	7/29/11	Percentage Change	8/3/12	7/29/11	Percentage Change
Total revenue	$700,010	$612,942	14%	$2,580,195	$2,434,435	6%
Cost of goods sold	216,171	193,554	12	827,484	772,471	7

Gross profit	483,839	419,388	15	1,752,711	1,661,964	5
Labor and other related expenses	260,259	229,006	14	951,435	904,229	5
Other store operating expenses	126,003	115,722	9	464,130	451,957	3

Store operating income	97,577	74,660	31	337,146	305,778	10
General and administrative expenses	37,671	35,323	7	146,171	139,222	5
Impairment and store dispositions, net	0	1,249	(100)	0	(625)	(100)

Operating income	59,906	38,088	57	190,975	167,181	14
Interest expense	11,354	16,327	(30)	44,687	51,490	(13)

Pretax income	48,552	21,761	123	146,288	115,691	26
Provision for income taxes	13,856	4,218	228	43,207	30,483	42

Net income	$34,696	$17,543	98	$103,081	$85,208	21

Earnings per share – Basic:	$1.49	$0.77	94	$4.47	$3.70	21

Earnings per share – Diluted:	$1.47	$0.75	96	$4.40	$3.61	22

Weighted average shares:
Basic	23,282,127	22,874,635	2	23,067,566	22,998,200	0
Diluted	23,627,908	23,423,234	1	23,408,126	23,634,675	(1)

Ratio Analysis
Total revenue:
Restaurant	81.3%	81.1%		79.6%	79.4%
Retail	18.7	18.9		20.4	20.6

Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold	30.9	31.6		32.1	31.7

Gross profit	69.1	68.4		67.9	68.3
Labor and other related expenses	37.2	37.3		36.8	37.1
Other store operating expenses	18.0	18.9		18.0	18.6

Store operating income	13.9	12.2		13.1	12.6
General and administrative expenses	5.3	5.8		5.7	5.7
Impairment and store dispositions, net	0.0	0.2		0.0	0.0

Operating income	8.6	6.2		7.4	6.9
Interest expense	1.7	2.6		1.7	2.1

Pretax income	6.9	3.6		5.7	4.8
Provision for income taxes	1.9	0.7		1.7	1.3

Net income	5.0%	2.9%		4.0%	3.5%

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Cracker Barrel Reports Fourth Quarter Results

September 19, 2012

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited and in thousands, except share amounts)

	8/3/12	7/29/11
Assets
Cash and cash equivalents	$151,962	$52,274
Property held for sale	884	950
Accounts receivable	14,609	12,279
Income taxes receivable	0	7,898
Inventory	143,267	141,547
Prepaid expenses	11,405	9,000
Deferred income taxes	15,181	21,967
Property and equipment, net	1,022,370	1,009,164
Other long-term assets	59,314	55,805

Total assets	$1,418,992	$1,310,884

Liabilities and Shareholders’ Equity
Accounts payable	$101,271	$99,679
Other current liabilities	217,788	167,424
Long-term debt	525,036	550,143
Interest rate swap liability	14,166	51,604
Other long-term obligations	114,897	105,661
Deferred income taxes	63,159	68,339
Shareholders’ equity, net	382,675	268,034

Total liabilities and shareholders’ equity	$1,418,992	$1,310,884

Common shares issued and outstanding	23,473,024	22,840,974

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Cracker Barrel Reports Fourth Quarter Results

September 19, 2012

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

(Unaudited and in thousands)

	Twelve Months Ended
	8/3/12	7/29/11
Cash flows from operating activities:
Net income	$103,081	$85,208
Depreciation and amortization	64,467	62,788
Loss (gain) on disposition of property and equipment	2,702	(1,418)
Impairment	0	3,219
Share-based compensation, net of excess tax benefit	9,918	5,688
(Increase) decrease in inventories	(1,720)	2,532
Increase (decrease) in accounts payable	1,592	(16,539)
Net changes in other assets and liabilities	39,782	(3,266)

Net cash provided by operating activities	219,822	138,212

Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(80,170)	(77,686)
Proceeds from sale of property and equipment	623	8,197

Net cash used in investing activities	(79,547)	(69,489)

Cash flows from financing activities:
Net payments for credit facilities and other long-term obligations	(25,133)	(30,263)
Proceeds from exercise of share-based compensation awards	17,602	20,540
Excess tax benefit from share-based compensation	4,502	4,108
Purchase and retirement of common stock	(14,923)	(33,563)
Deferred financing costs	(263)	(5,125)
Dividends on common stock	(22,372)	(19,846)

Net cash used in financing activities	(40,587)	(64,149)

Net increase in cash and cash equivalents	99,688	4,574
Cash and cash equivalents, beginning of period	52,274	47,700

Cash and cash equivalents, end of period	$151,962	$52,274

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Cracker Barrel Reports Fourth Quarter Results

September 19, 2012

CRACKER BARREL OLD COUNTRY STORE, INC.

Supplemental Information

(Unaudited)

	Fourth Quarter Ended		Twelve Months Ended
	8/3/12	7/29/11	8/3/12	7/29/11
Units in operation:
Open at beginning of period	613	601	603	593
Opened during period	3	3	13	11
Closed during period	0	1	0	1

Open at end of period	616	603	616	603

Total revenue: (In thousands, on comparable 13 and 52 week periods)
Restaurant	$526,917	$497,259	$2,011,982	$1,934,049
Retail	122,034	115,683	517,154	500,386

Total revenue	$648,951	$612,942	$2,529,136	$2,434,435

Cost of goods sold: (In thousands, on comparable 13 and 52 week periods)
Restaurant	$140,855	$134,171	$542,308	$511,728
Retail	60,012	59,383	269,872	260,743

Total cost of goods sold	$200,867	$193,554	$812,180	$772,471

Average unit volume: (In thousands, on comparable 13 and 52 week periods)
Restaurant	$856.8	$827.0	$3,300.5	$3,234.2
Retail	198.4	192.4	848.4	836.9

Total	$1,055.2	$1,019.4	$4,148.9	$4,071.1

Operating weeks: (on comparable 13 and 52 week periods)
	7,995	7,817	31,699	31,096

	Q4 2012 vs. Q4 2011	12 mo. 2012 vs. 12 mo. 2011
Comparable store sales period to period increase (decrease):
Restaurant	3.8%	2.2%
Retail	3.1%	1.6%

Number of locations in comparable store base	595	591

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Cracker Barrel Reports Fourth Quarter Results

September 19, 2012

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP basis operating results

to adjusted non-GAAP operating results

(Unaudited and in thousands)

The Company makes reference in this release to “adjusted revenue”, “adjusted operating income,” “adjusted net income,” “adjusted earnings per diluted share,” and “adjusted general and administrative expenses” before the impact of proxy contest expenses, severance and restructuring charges and the benefit of store dispositions net of an impairment. The Company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and, as such, may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for operating income, net income, or earnings per share or expense information prepared in accordance with GAAP.

	Fourth Quarter ended August 3, 2012				Fourth Quarter ended July 29, 2011
	As Reported	Adjust	53rd week	As Adjusted	As Reported	Adjust (1) (2) (3) (4)	As Adjusted
Total Revenue	$700,010		(51,059)	$648,951	$612,942		$612,942

Store operating income	97,577	—	(11,093)	86,484	74,660	—	74,660
General and administrative expenses	37,671		(1,370)	36,301	35,323	(2,172)	33,151
Impairment and store dispositions, net	—	—	—	—	1,249	(1,044)	205

Operating income	59,906	—	(9,723)	50,183	38,088	3,216	41,304
Interest Expense	11,354	—	(811)	10,543	16,327	(5,136)	11,191

Pretax income	48,552	—	(8,912)	39,640	21,761	8,352	30,113
Provision for income taxes	13,856	—	(2,632)	11,224	4,218	2,201	6,419

Net income	$34,696	$—	$(6,280)	$28,416	$17,543	$6,151	$23,694

Earning per share - Basic	$1.49	—	(0.27)	$1.22	$0.77	$0.27	$1.04
Earning per share - Diluted	$1.47	—	(0.27)	$1.20	$0.75	$0.26	$1.01

	Twelve months ended August 3, 2012				Twelve months ended July 29, 2011
	As Reported	Adjust (1) (4)	53rd week	As Adjusted	As Reported	Adjust (1) (2) (3) (4)	As Adjusted
Total Revenue	$2,580,195		(51,059)	$2,529,136	$2,434,435		$2,434,435

Store operating income	337,146	—	(11,093)	326,053	305,778	—	305,778
General and administrative expenses	146,171	(6,863)	(1,370)	137,938	139,222	(2,172)	137,050
Impairment and store dispositions, net	—	—	—	—	(625)	830	205

Operating income	190,975	6,863	(9,723)	188,115	167,181	1,342	168,523
Interest Expense	44,687	—	(811)	43,876	51,490	(5,136)	46,354

Pretax income	146,288	6,863	(8,912)	144,239	115,691	6,478	122,169
Provision for income taxes	43,207	2,027	(2,632)	42,602	30,483	1,707	32,190

Net income	$103,081	$4,836	$(6,280)	$101,637	$85,208	$4,771	$89,979

Earning per share - Basic	$4.47	$0.21	(0.27)	$4.41	$3.70	$0.21	$3.91
Earning per share - Diluted	$4.40	$0.21	(0.27)	$4.34	$3.61	$0.20	$3.81

(1)	Severance, other charges and tax effects related to operational restructuring.
(2)	(Charges) Gain and tax effects of impairment net of gain on sale of property.
(3)	Refinancing costs and tax effects related to the Company’s $750 million credit facility.
(4)	Charges and tax effects of the proxy contest concluded at the Company’s annual meeting of shareholders.

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